Exhibit 99.1

February 5, 2009

Analyst Contact:	Dan Harrison	Analyst Contact:	Christy Williamson
918-588-7950		918-588-7163
Media Contact:	Megan Washbourne	Media Contact:	Megan Washbourne
918-588-7572		918-588-7572

ONEOK and ONEOK Partners Affirm 2008 Guidance;
Provide 2009 Earnings Guidance

TULSA, Okla. – Feb. 5, 2009 - ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) today affirmed that their 2008 results are expected to be within the earnings guidance ranges provided on Nov. 5, 2008, even though they experienced changing market conditions during the fourth quarter – lower commodity prices, narrower natural gas liquids (NGL) product price and natural gas storage differentials, instances of ethane rejection and weather-related operational outages.

ONEOK expects its 2008 results will be near the low end of the 2008 net income range of $2.95 to $3.05 per diluted share, as previously issued.

ONEOK Partners expects its 2008 results will be within the lower half of the net income guidance range of $5.95 to $6.15 per unit, with distributable cash flow (DCF) projected to be in the range of $625 million to $655 million, as previously issued.

“Strong performances by our distribution and ONEOK Partners segments contributed to ONEOK’s expected 2008 results,” said John W. Gibson, chief executive officer of ONEOK, and chairman and chief executive officer of ONEOK Partners.

“The partnership is expected to have a record year in 2008, driven primarily by higher commodity prices and wider NGL product price differentials that allowed us to capture additional margins, as well as by higher volumes in our natural gas and natural gas liquids businesses.  However, significantly lower commodity prices and a difficult business environment will make 2009 a challenging year for ONEOK and ONEOK Partners,” Gibson added.

ONEOK’s 2009 net income is expected to be in the range of $2.25 to $2.75 per diluted share, reflecting lower anticipated earnings in the ONEOK Partners segment, partially offset by higher expected earnings in the distribution and energy services segments.

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ONEOK and ONEOK Partners Affirm 2008 Guidance;
Provide 2009 Earnings Guidance

ONEOK Partners’ 2009 net income is expected to be in the range of $3.15 to $3.75 per unit.  Preliminary estimates for the partnership’s 2009 DCF are expected to be in the range of $490 million to $550 million.

“Our 2009 earnings expectations reflect a significantly lower commodity price environment, compared with 2008 realized prices,” Gibson stated.  “Earnings from the partnership's recently completed internal growth projects – which are primarily fee based – will partially offset the effects of lower commodity prices and narrower NGL product price differentials.  In our distribution segment, we expect improved performance from the implementation of rate mechanisms and operating efficiencies, and our energy services segment will benefit from higher expected transportation margins in 2009.

“Given the uncertain capital markets and lower commodity price environment, we remain focused on preserving our liquidity and maintaining the partnership’s distribution and ONEOK’s dividend,” Gibson stated.  “We believe there will be consolidation within our industry.  With a strong balance sheet and adequate liquidity, we’ll be able to participate in those consolidation opportunities and continue to increase distributions and dividends, as conditions warrant.”

2009 GUIDANCE FOR ONEOK

ONEOK’s 2009 operating income from its ONEOK Partners segment is forecasted to be approximately $521 million.  Lower anticipated commodity prices in the partnership’s natural gas gathering and processing business, and reduced NGL product price differentials in its natural gas liquids gathering and fractionation business are expected to lower 2009 earnings, compared with 2008.  The impact of the lower commodity prices is expected to be partially offset by higher fee-based revenues in the partnership’s natural gas and natural gas liquids pipeline businesses, as a result of completing several large internal growth projects in 2008.

The distribution segment is projecting 2009 operating income of approximately $200 million.  This is an increase from 2008 projected earnings, due to continued implementation of rate strategies, including capital and bad-debt recovery mechanisms, and improved operating efficiencies.

In the energy services segment, 2009 operating income is projected to be approximately $115 million.  This is an increase from 2008 projected earnings, primarily due to expected improved transportation margins as a result of higher anticipated natural gas basis differentials.  For 2009, approximately 67 percent of energy services’ transportation position is hedged.  The 2009 earnings guidance reflects lower storage margins than occurred in 2008 and planned changes in the segment’s operations, which will reduce storage capacity utilization.

On a stand-alone basis, ONEOK expects its 2009 free cash flow from continuing operations before changes in working capital to exceed capital expenditures and dividends by $185 million to $235 million.

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ONEOK and ONEOK Partners Affirm 2008 Guidance;
Provide 2009 Earnings Guidance

At Dec. 31, 2008, ONEOK had $1.4 billion outstanding and $135.4 million available under its revolving credit facilities and approximately $332.4 million in available cash and cash equivalents.

2009 GUIDANCE FOR ONEOK PARTNERS

The average unhedged prices used in 2009 guidance are $50 per barrel for New York Mercantile Exchange (NYMEX) crude oil, $5 per MMBtu for NYMEX natural gas and 56 cents per gallon for composite natural gas liquids.

The natural gas gathering and processing segment’s 2009 operating income is forecasted to be approximately $164 million, which is less than 2008 guidance due to lower anticipated natural gas liquids, crude oil and natural gas prices.  Natural gas volumes gathered and processed are expected to be down approximately 2 percent from 2008 levels.

For 2009, the partnership estimates that in its natural gas gathering and processing segment a 1 cent per gallon increase in the composite price of natural gas liquids would increase annual net margin by approximately $1.2 million.  A $1.00 per barrel increase in the price of crude oil would increase annual net margin by approximately $1.0 million.  Also, a 10 cent per MMBtu increase in the price of natural gas would increase annual net margin by approximately $0.6 million.  All of these sensitivities exclude the effects of hedging and assume normal operating conditions.

For 2009, financial hedges are in place on 25 percent of the natural gas gathering and processing segment’s expected natural gas liquids production at an average price of $2.08 per gallon and on 32 percent of its expected condensate production at an average price of $3.23 per gallon.

The natural gas pipelines segment’s 2009 operating income is projected to be approximately $141 million.  The Guardian Pipeline expansion and extension is expected to bring additional earnings to the segment in 2009.  This increase is partially offset by lower anticipated natural gas prices that affect the segment’s retained fuel position.

The natural gas liquids gathering and fractionation segment’s 2009 operating income is forecasted to be approximately $102 million.  Approximately $93 million of the lower 2009 earnings projection is related to an anticipated return to more normal NGL product price differentials than was experienced in 2008.   The segment also benefited from $13.3 million in operational measurement gains, primarily at NGL storage caverns, in the third quarter 2008.   As a result of the completion of Overland Pass Pipeline and related projects, volumes are expected to increase despite some anticipated ethane rejection.

The natural gas liquids pipelines segment’s 2009 operating income is projected to be approximately $113 million.  The segment’s expected increase, compared with 2008 projected earnings, is the result of anticipated volume increases as a result of full-year operation of the

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ONEOK and ONEOK Partners Affirm 2008 Guidance;
Provide 2009 Earnings Guidance

Overland Pass Pipeline and partial-year operations of the D-J and Piceance Lateral Pipelines and the Arbuckle Pipeline, despite some anticipated ethane rejection.

2009 equity earnings from investments are estimated to be approximately $91 million.  2008 equity earnings from investments included an $8.3 million, third-quarter 2008 gain on the sale of Bison Pipeline LLC by Northern Border Pipeline.

2009 capital expenditures are expected to be approximately $425 million, comprised of $355 million in growth capital and $70 million in maintenance capital.  2009 growth capital is significantly lower than the 2008 estimate of $1.2 billion, as the partnership completes its $2 billion of growth projects.

At Dec. 31, 2008, ONEOK Partners had $870.0 million outstanding and $130.0 million available under its revolving credit facility and approximately $177.6 million in available cash and cash equivalents.  These additional funds and remaining borrowing capacity, as well as operating cash flow, would be sufficient to fund the partnership’s capital requirements well into 2009.

2008 RESULTS

ONEOK’s and ONEOK Partners’ 2008 financial results will be released on Feb. 23, 2009, following the close of market. The management of ONEOK Partners and ONEOK will conduct a joint conference call on Tuesday, Feb. 24, 2009, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time).  The call will also be carried live on ONEOK’s and ONEOK Partners’ Web sites.

To participate in the telephone conference call, dial 866-256-9295, pass code 1327308, or log on to the webcast at www.oneokpartners.com or www.oneok.com.

For those unable to participate in the conference call or the webcast, the replay will be available on ONEOK Partners’ Web site, www.oneokpartners.com, or ONEOK’s Web site, www.oneok.com, for 30 days.  A recording will be available by phone for seven days.  The playback call may be accessed at 866-837-8032, pass code 1327308.

NON-GAAP FINANCIAL MEASURES

ONEOK Partners has disclosed in this news release forecasted EBITDA and DCF amounts that are non-GAAP financial measures.  Management believes EBITDA and DCF provide useful information to investors as a measure of comparison with peer companies.  However, these calculations may vary from company to company, so the partnership’s computations may not be comparable with those of other companies.  DCF is not necessarily the same as available cash as defined in the Partnership Agreement.  Management further uses EBITDA to compare the financial performance of its segments and to internally manage those

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ONEOK and ONEOK Partners Affirm 2008 Guidance;
Provide 2009 Earnings Guidance

business segments.  Reconciliations of forecasted EBITDA to forecasted net income, and forecasted computations of DCF are included in the financial tables attached to this release.

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 47.7 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting natural gas and NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting natural gas and NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  Our general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 47.7 percent of the overall partnership interest.  ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web sites at www.oneokpartners.com or www.oneok.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements relate to: anticipated financial performance; management’s plans and objectives for future operations; business prospects; outcome of regulatory and legal proceedings; market conditions and other matters.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances.  The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “plan,” “estimate,” “expect,” “forecast,” “intend,” “believe,” “projection,”  “goal” or similar phrases.

You should not place undue reliance on forward-looking statements.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Those factors may affect our operations, markets, products, services and prices.  In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

·	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;
·	the effects of weather and other natural phenomena on our operations, including energy sales and prices and demand for pipeline capacity;
·	competition from other U.S. and Canadian energy suppliers and transporters as well as alternative forms of energy;
·	the capital intensive nature of our businesses;
·	the profitability of assets or businesses acquired by us;
·	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;
·	economic climate and growth in the geographic areas in which we do business;
·	the risk of a significant slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy;
·	the uncertainty of estimates, including accruals and costs of environmental remediation;
·	the timing and extent of changes in commodity prices for natural gas, NGLs, electricity and crude oil;

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ONEOK and ONEOK Partners Affirm 2008 Guidance;
Provide 2009 Earnings Guidance

·
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, environmental compliance, and authorized rates or recovery of gas and gas transportation costs;

·	changes in demand for the use of natural gas because of market conditions caused by concerns about global warming or changes in governmental policies and regulations due to climate change initiatives;
·	the impact of recently issued and future accounting pronouncements and other changes in accounting policies;
·	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;
·	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;
·
the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;

·
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

·
the results of administrative proceedings and litigation, regulatory actions and receipt of expected regulatory clearances involving the OCC, KCC, Texas regulatory authorities or any other local, state or federal regulatory body, including the FERC;

·	our ability to access capital at competitive rates or on terms acceptable to us;
·	risks associated with adequate supply to our gas gathering and processing, fractionation and pipeline facilities, including production declines which outpace new drilling;
·	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;
·	the impact of the outcome of pending and future litigation;
·	the possible loss of gas distribution franchises or other adverse effects caused by the actions of municipalities;
·	the impact of unsold pipeline capacity being greater or less than expected;
·	the ability to market pipeline capacity on favorable terms, including the effects of:
-	future demand for and prices of natural gas;
-	competitive conditions in the overall natural gas and electricity markets;
-	availability of supplies of Canadian and U.S. natural gas;
-	availability of additional storage capacity;
-	weather conditions; and
-	competitive developments by Canadian and U.S. natural gas transmission peers;
·	performance of contractual obligations by our customers and shippers;
·	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;
·	timely receipt of approval by applicable governmental entities for construction and operation of our pipeline projects and required regulatory clearances;
·
our ability to acquire all necessary rights-of-way permits and consents in a timely manner, our ability to promptly obtain all necessary materials and supplies required for construction and our ability to construct pipelines without labor or contractor problems;

·	our ability to promptly obtain all necessary materials and supplies required for construction of gathering, processing and transportation facilities;
·	our ability to control construction costs and completion schedules of our pipeline projects and other projects;
·	the composition and quality of the natural gas we gather and process in our plants and transport on our pipelines;
·	the efficiency of our plants in processing natural gas and extracting NGLs;
·	the mechanical integrity of facilities operated;
·	demand for our services in the proximity of our facilities;
·	the impact of potential impairment charges;
·	our ability to control operating costs;
·	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;
·	acts of nature, sabotage, terrorism or other similar acts causing damage to our facilities or our suppliers’ or shippers’ facilities; and

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ONEOK and ONEOK Partners Affirm 2008 Guidance;
Provide 2009 Earnings Guidance

·	the risk factors listed in the reports we have filed and may file with the SEC, which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements.  Other factors could also have material adverse effects on our future results.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.  OKE-FG OKS-FG

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ONEOK and ONEOK Partners Affirm 2008 Guidance;
Provide 2009 Earnings Guidance

ONEOK, Inc. and Subsidiaries	Exhibit A
EARNINGS GUIDANCE*

2009
(Millions, except per unit amounts)	Guidance

Operating income
ONEOK Partners	$521
Distribution	200
Energy Services	115
Other	1
Operating income	837
Equity earnings from investments	91
Other income (expense)	7
Interest expense	(313)
Minority interest	(167)
Income taxes	(186)
Net income	$269

Net earnings per share, diluted	$2.50

Average shares of common stock, diluted	107.4

Capital Expenditures
ONEOK Partners	$425
Distribution	137
Other	19
Total Capital Expenditures	$581

*Amounts shown are midpoints of ranges provided.

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ONEOK and ONEOK Partners Affirm 2008 Guidance;
Provide 2009 Earnings Guidance

ONEOK Partners, L.P. and Subsidiaries	Exhibit B
EARNINGS GUIDANCE*

2009
(Millions, except per unit amounts)	Guidance

Operating income
Natural Gas Gathering and Processing	$164
Natural Gas Pipelines	141
Natural Gas Liquids Gathering and Fractionation	102
Natural Gas Liquids Pipelines	113
Other	1
Operating income	521
Equity earnings from investments	91
Other income (expense)	10
Interest expense	(203)
Income taxes and other	(16)
Net income	$403

Net income per unit	$3.45

Number of units used in computation	90.9

Capital Expenditures

Natural Gas Gathering and Processing	$119
Natural Gas Pipelines	62
Natural Gas Liquids Gathering and Fractionation	71
Natural Gas Liquids Pipelines	173
Total Capital Expenditures	$425

Growth	$355
Maintenance	70
Total Capital Expenditures	$425

*Amounts shown are midpoints of ranges provided.

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ONEOK and ONEOK Partners Affirm 2008 Guidance;
Provide 2009 Earnings Guidance

ONEOK Partners, L.P. and Subsidiaries	Exhibit C
EARNINGS GUIDANCE*

2009
(Millions of dollars)	Guidance

Reconciliation of Net Income to EBITDA
Net income	$403
Interest expense	203
Depreciation and amortization	165
Income taxes and other	16
Equity AFUDC	(6)
EBITDA	$781

Reconciliation of EBITDA to Distributable Cash Flow
EBITDA	$781
Interest expense	(203)
Maintenance capital	(70)
Equity earnings from investments	(91)
Distributions received from investments	114
Current income tax expense & other	(11)
Distributable Cash Flow	$520

*Amounts shown are midpoints of ranges provided.